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                                                                    EXHIBIT 23.3



         We consent to the reference to our firm under the caption "Experts" in the Proxy, which is referred to and made part of this Registration Statement (Form S-4) and related Prospectus of Sterling Financial Corporation for the registration of 954,914 shares of its common stock and to the incorporation by reference therein of our report dated January 23, 2001, with respect to the consolidated financial statements of Sterling Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP
                                                           ---------------------

Philadelphia, Pennsylvania
December 17, 2001